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                                                                   EXHIBIT 23(a)

                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 29, 1999 relating to the financial statements and financial statement schedules, which appears in Omnicare, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

Cincinnati, Ohio
July 7, 1999